UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment NO. 1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Commission File Number: 333-212541

Koo’Toor Design, Inc.
(Exact name of registrant as specified in its charter)

[Missing Graphic Reference]
Nevada	7310	81-2600442
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	116 Grove Street Roseville, CA 95678 714-975-1043
	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With Copies To
SD Mitchell & Associates, PLC
829 Harcourt Road – Grosse Pointe Park, Michigan 48230
(248) 515-6035

As soon as practicable after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.001 par value per share	30,000,000	$0.02	$600,000	$60.42

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The Company is considered an "emerging growth company" as defined in the Jumpstart Our Business Startups Act and will be subject to reduced public company reporting requirements.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated August ___, 2016

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS
KOO’TOOR DESIGN, INC.
30,000,000 SHARES OF COMMON STOCK

This is the initial offering of Common Stock of Koo’Toor Design, Inc. We are offering for sale a total of 30,000,000 shares of Common Stock at a fixed price of $0.02 per share for the duration of this Offering (the "Offering"). There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Ruben Gonzales, will attempt to sell the shares directly to friends, family members and business acquaintances. Mr. Gonzales will not receive commission or any other remuneration for such sales. In offering the securities on our behalf, Mr. Gonzales will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The 30,000,000 shares will be offered for sale at a fixed price of $0.02 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, or until all of the shares have been sold, unless extended by our Board of Directors for an additional ninety (90) days. If all of the shares offered by us are purchased, the gross proceeds to us will be $600,000.  However, since the Offering is being conducted on a "best-efforts" basis, there is no minimum number of shares that must be sold, meaning the Company shall retain any proceeds from the sale of the shares sold hereunder.  Accordingly, all funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein. Investors are advised that they will not be entitled to a refund and could lose their entire investment.

	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (25% of Shares Sold)*	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)*	Net Proceeds to Company After Offering Expenses (75% of Shares Sold)*	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)*
Common Stock	$0.02	Not Applicable	$150,000	$300,000	$450,000	$600,000
Total	$0.02	Not Applicable	$150,000	$300,000	$450,000	$600,000
 *The above table is net of offering costs and related services under the terms of a contract with S-1 Services LLC in the total amount of 3,000,000 shares valued at $60,000.  No cash compensation will be paid in connection with the costs of this Offering.

Our independent registered public accountant has issued an audit opinion for Koo’Toor Design, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk and you should only purchase shares if you can afford a loss of your entire investment.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation product or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 8 HEREOF BEFORE BUYING ANY SHARES OF KOO’TOOR DESIGN, INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this prospectus is August ___, 2016

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _________, 2016, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

August ___, 2016

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

We are a development stage company with no earnings focusing on early-stage business activities. This fact may impose some limitations on our shareholders' ability to re-sell their shares in our company. Accordingly, investors should consider our shares to be a high-risk illiquid investment (see "Risk Factors" section).

We are not a blank check company and have no plans or intentions to engage in a business combination following this offering.

Company Overview

 Koo’Toor Design, Inc. (the “Company”) was incorporated in the State of Nevada on May 4, 2016.  We are a recently organized company that engages in the sale of furniture and home accessories. With funding we intend to sell furniture and accessories from storefront locations, but to begin, we plan to make house calls, and sell online. Our website is http://kootoor.design. Our plan is to have our first store location open in Roseville, California with plans to open up to 10 stores in California over time. On May 4, 2016, Mr. Ruben Gonzales, our Company’s founder, was appointed President and Director of the Company.  Mr. Gonzales is currently our sole officer and director of the Company. Our headquarters are located at 116 Grove Street Roseville, CA 95678.

Ruben Gonzales, our CEO with over 25 years of furniture industry experience, has signed a contract with Z3 LLC operating as Calvin Klein Furniture, granting us the right to sell their Curator collection of furniture in California. On August 10, 2016 we signed an amendment to the original contract, revising some of the terms to reduce the required operational targets in the first twelve months after the initial storefront is opened. Mr. Gonzales will initially launch the business using his personal contacts and word of mouth to make house calls to introduce the Calvin Klein Collection.  The website will also function as a point of sale.  We intend to eventually open store fronts in California and sell modern contemporary furniture. Although sales of home furniture is not new, our business model is based on the premise that customers will be drawn to our products because of the modern contemporary style, as well as the fact that customers can select their fabric or leather from our assortment of upholstery and/or they can send their very own fabric or leather to the Calvin Klein factory for custom production. In addition, every piece of Calvin Klein furniture has a life time guarantee on its frame, construction, and seaming. We feel quality of service in the furniture business is lacking, and therefore one of the foundations of our business is to focus on service. We believe that by providing free in home design services, that offer a client the opportunity to purchase furniture that is the perfect size and color at a reasonable price point will draw clients to our business. We will be selling within the niche of modern contemporary furniture.

We were only recently incorporated in 2016, and we have launched our website.  However, we have not commenced substantive operations, thus we believe that conducting this Offering will allow the Company added flexibility to raise capital in today's financial climate. There can be no assurance that we will be successful in our attempt to sell 100% of the shares being registered hereunder; however, we believe that investors in today's markets demand more transparency and by our registering this Offering and becoming a reporting company, we will be able to capitalize on this fact. While we believe that our limited reporting requirements will satisfy most investors seeking transparency in any potential investment, we still caution that simply because we have a registration statement declared effective, the Company will not become a “fully reporting” company, but rather, we will be only subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. Accordingly, except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year and our required disclosure is less extensive than the disclosures required of “ smaller reporting” companies. For example, we are not subject to disclose in our Form 10-K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively.

Since inception, our operations have consisted of securing our contract and an amendment thereto with Z3 LLC operating as Calvin Klein Furniture, incorporating our Company and formulating our business plan, launching our website, and reaching out to our network in Sacramento to form a potential client list we can begin to call and introduce our products. The Company intends to begin substantive operations within 2-3 months after we obtain a Notice of Effectiveness of this Offering. We hope to realize our full plan of operations by raising money through the sale of our securities, as contemplated within this Offering. We believe that if we are able to raise the full amount of funds contemplated herein, we would be able to fully launch our Company and properly market our furniture. We will design a full marketing strategy to gain store awareness.

Our sole officer and director has been involved in the furniture industry for over 25 years, and has the professional experience in the start up and running of such a company. He is experienced in business development, strategic planning, management of staff and operations. He has managed several furniture business start-ups, operated numerous furniture store businesses, and has been recruited by furniture store owners to turn around their stores and sales.

        We have retained one qualified website developer who has built and is maintaining our website. We also plan to hire qualified designers and sales representatives if we are successful in raising capital through this Offering. We do not have any written agreements regarding the retention of any employees other than a management consulting contract with our sole officer and director, Ruben Gonzales.

        Although the Company has no market for its common stock, management believes that the Company will meet all requirements to be quoted on the OTC Pink, and even though the Company’s common stock will likely be a penny stock, becoming a reporting company will provide us with enhanced visibility and give us a greater possibility to provide liquidity to our shareholders.

We are currently a recently organized company and to date have not recorded any revenues. We have received a small order from a single customer for furnishings as at the date of this filing for which a deposit has been received and the order is in process. Accordingly, our independent registered public accountants have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our operations which is sufficient to sustain our operating needs, management intends to rely primarily upon debt financing to supplement cash flows, if any, generated by our products. We will seek out such financing as necessary to allow the Company to continue to grow our business operations, and to cover an estimated further $35,000 in costs associated with being a reporting Company with the Securities and Exchange Commission ("SEC") for the 12 months following receipt of a Notice of Effectiveness for this Offering. All the costs of this Offering are being paid by way of issuance of 3,000,000 shares of the Company’s common stock at $.02 per share . The Company has included  costs of being a publicly reporting company in its targeted expenses for working capital expenses and intends to seek out reasonable loans from friends, family and business acquaintances if it becomes necessary. At this point we have been funded by our sole officer and director, and have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company.  In addition, we have entered into a services agreement with respect to all costs associated with this Offering as more fully described below.

On June 1, 2016, the Company entered into a consulting agreement with a consultant who is in the business of assisting private companies in the process of going public and getting listed on the OTC Markets through the Form S-1 Registration. Under the terms of the consulting agreement, the Consultant shall provide certain services with respect to the Form S-1 Registration Statement from commencement and preparation of the Form S-1 to receipt of Notice of Effectiveness, including retention and payment of the required legal and accounting professionals, and thereafter to work with a market maker to provide a completed and accepted Form 15c2-11 with FINRA, obtain DTC eligibility, a trading symbol and listing on OTC Markets.   As compensation under the consulting agreement S-1 Services has been issued 3,000,000 shares of the Company’s common stock at $0.02 per share for a value of $60,000.  We expect to complete this Registration Statement in the coming months. For purposes of the information provided in this Offering we have assumed that the Offering is fully subscribed and offering costs are being settled by issuance of shares of common stock.  Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from this Offering to market and grow our Company. We believe that the funds generated from the Offering will provide us with enough proceeds to fund our plan of operations for up to twelve months after the completion of this Offering. In the event we generate nominal revenues, and the maximum amount of funds is not raised, we may still require additional financing to fund our operations past the twelve-month period following the completion of this Offering. While our ability to generate revenue is not correlated directly to the amount of shares sold by us under this Offering, our potential to generate revenue can be affected by our marketing and advertising strategies and the amount of personnel the Company employs. These factors are directly related to the amount of proceeds we receive from this Offering, which corresponds to the number of shares we are successful in selling under this Offering (see “Use of Proceeds” chart). We believe we can begin generating revenues within the first three months following the successful completion of this Offering. As we are a start-up company, it is unclear how much revenue our operations will generate; however, it is our hope that our revenues will exceed our costs. Our revenues will be impacted by how successful and well targeted the execution of our marketing campaign, the general condition of the economy, and the number of clients we will attract. For a further discussion of our initial operations, plan of operations, growth strategy and marketing strategy see the below section entitled “Description of Business”.

Neither the Company nor Mr. Gonzales or any other affiliated or unaffiliated entity has any plans to use the Company as a vehicle for a private company to become a reporting company once the Company becomes a reporting Company. Additionally, we do not believe the Company is a blank check company as defined in Section a(2) of Rule 419 under the Securities Act of 1933, as amended because the Company has a specific business plan and has no plans or intentions to engage in a merger or acquisition with an unidentified entity.

SUMMARY OF THIS OFFERING

The Issuer	Koo’Toor Design, Inc.

Securities being offered	Up to 30,000,000 shares of Common Stock; our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Type
The Offering is being conducted on a self-underwritten, best efforts basis, there is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  There will be no proceeds from the shares being registered for the selling shareholder.

Per Share Price	$0.02

No Revocation
Once you submit a Subscription Agreement and the Company accepts it, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavourable.

No Public Market
There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTC Pink, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, or until all of the shares have been sold, unless extended by our Board of Directors for an additional 90 days.

Number of Shares Outstanding Before the Offering
There are 63,000,000 shares of Common Stock issued and outstanding as of the date of this prospectus, of which 60,000,000 are held solely by our Chairman, President, Chief Executive Officer, and Secretary, Ruben Gonzales, and 3,000,000 shares have been issued to a consultant for services rendered, with regard to this Registration Statement.

Registration Costs
We estimate our total costs relating to the registration herein shall be approximately $60,000 which amount has been settled in full by the issuance of 3,000,000 shares of common stock included in this Registration Statement.

Net Proceeds to the Company
The Company is offering 30,000,000 shares of Common Stock, $0.001 par value at an offering price of $0.02 per Share for net proceeds, after offering expenses, to the Company of $600,000. The full subscription price will be payable at the time of subscription and any such funds received from customers in this Offering will be released to the Company when subscriptions are received and accepted.

Use of Proceeds
If the maximum amount of funds are raised, we intend to fund our operations and implement our business plan. No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals.

Risk Factors
An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under the “Risk Factors” section herein and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our Offering, if only a few persons purchase shares, they will lose their investment without the Company being able to make a significant attempt at implementation of its business plan.

Since there is no minimum amount of shares that must be sold directly by the Company under this Offering, if a limited number of shares are sold, we may not have enough capital to fully implement our plan of operations. We may not be able to meet the objectives we state in this prospectus, or eliminate the “going concern” modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses. Any significant lack of funds will curtail the growth of our business and may cause our business to fail.  If our business fails, investors will lose their entire investment.

We are in the early stage of development and may never be able to achieve any significant revenues or profitability.  At this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise, and we have nominal revenues to date. Any profitability in the future from our business will be dependent upon the successful development, marketing and sales of our proposed products, which are subject to numerous industry-related risk factors as set forth herein. Accordingly, we may not be able to successfully carry out our plan of operations and any investor may lose their entire investment.

We are conducting this Offering without an underwriter and may be unable to sell any shares.

This Offering is self-underwritten, that is, we are not going to engage the products of an underwriter to sell the shares.  We intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions or other remuneration from any sales made hereunder. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the maximum amount of proceeds from this Offering, we may have to seek alternative financing to implement our plan of operations.

We may not be able to further implement our business strategy unless sufficient funds are raised in this Offering. Our inability to raise additional funds could cause investors to lose their investment. Additionally, we may have to seek additional capital through the sale of additional shares or other equity securities, which would result in additional dilution to our stockholders.

We may not realize sufficient proceeds from this Offering to further business development, or to provide adequate cash flow for planned business activities. At May 31, 2016 we had cash on hand of $250 and an accumulated deficit of $61,825. We have not yet generated revenues from our operations to date, however we have received an initial order for furnishings and have accepted a cash deposit in respect of this order. Revenue for this order will be reflected when the furnishings are delivered and the sales process is complete. At this rate, we expect that we will not be able to continue operations without obtaining additional funding or beginning to generate revenue.

We do not currently have any arrangements for financing and our obtaining additional financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from our business operations. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt product obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Because Mr. Ruben Gonzales, currently owns 95.2% of our outstanding Common Stock, investors may find that corporate decisions influenced by Mr. Gonzales are inconsistent with the best interests of other stockholders.

Mr. Gonzales, our sole officer and director, currently owns 95.2% of the outstanding shares of our Common Stock, and, upon completion of this Offering, will own 64.5% of our outstanding Common Stock if the maximum number of shares is sold, assuming the Offering is fully subscribed and the Company can pay all of the associated Offering costs in cash.  Accordingly, Mr. Gonzales will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Gonzales may still differ from the interests of the other stockholders.

We contract to resell, and rely on another company to order, stock and ship our supplies; we risk losing the ability to source our product through them.

We source our furniture for resell to our customers through Z3 LLC operating as Calvin Klein Furniture, with whom we  have a reseller agreement and an amendment thereto as of August 10 2016, both of which are attached as Exhibit 10.3 and Exhibit 10.4, hereto.  If the contract is cancelled, we risk losing customers as we look for another supplier to contract with.  As well, if Calvin Klein furniture no longer has in stock the furniture we resell, we will risk loss of customers as we are unable to fulfill their complete order, and they might not shop with us in the future.  Additionally, we have committed to our reseller to open four stores in a limited amount of time with revenues expected to reach an accumulated $750,000 in the first twelve months following the opening of the first store front.  If we fail to meet these expectations or commitments, our business may fail and you could lose your entire investment.
There is substantial doubt about our ability to continue as a going concern.

At May 31, 2016, the Company has not yet generated revenues, has working capital of $(1,825) and an accumulated deficit of $61,825 since inception. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, market acceptance of our products, and ability to create and maintain a customer base. Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods. As such, our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. You should consider our independent registered public accountant’s comments when determining if an investment in the Company is suitable.

We are an "emerging growth company" and intend to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies; as a result our common stock may be less attractive to investors

    We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012. We intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. Such exemptions include, but not limited to: not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. . We may take advantage of these reporting exemptions until we are no longer considered an emerging growth company, which in certain circumstances could be up to five years. There may be a less active trading market for our common stock and our stock price may be more volatile.

    As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer's size.

    The JOBS Act provides that an emerging growth company may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected not to take advantage of this exemption and, therefore, plan to adopt new or revised accounting standards at the time those standards apply to public companies.

You may have limited access to information regarding our business because we are a  smaller reporting company exempt from many regulatory requirements and our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

The Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year. We currently have fewer than 300 shareholders and if we continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10-Q and 10-K filings, with the SEC subsequent to the Form 10-K required for the fiscal year in which our registration statement is effective. Further, disclosures in our Form 10-K that we will be required to file for the fiscal year in which our registration statement is effective, is less extensive than the disclosures required of fully reporting companies. Specifically, we are not subject to disclose in our Form 10-K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively. If the reports are not filed or are less extensive than those required of fully reporting companies, the investors will have reduced visibility as to the Company and its financial condition.

In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements, and our common stock will not be subject to the protection of the ongoing private regulations. Additionally, the Company will be subject to only limited portions of the tender offer rules, and our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company, and will not be subject to the short-swing profit recovery provisions of the Exchange Act. Further, more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. This means that your access to information regarding our business will be limited.

RISKS RELATED TO OUR BUSINESS

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent on the efforts of our CEO and President because of the time and effort that he devotes to the Company. He is in charge of overseeing all development strategies, interviewing, hiring and supervising any/all future personnel, marketing decisions, and the establishment of our future sales. The loss of him, or other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. The Company does not maintain “key person” life insurance on its officers, directors or key employees. Our success will depend on the performance of Mr. Gonzales and our ability to attract and motivate other key personnel.

Presently, the Company’s president will devote approximately 25 hours per week to the Company, which may result in a business failure.

Our sole officer and director, Mr. Gonzales, plans to devote approximately 25 hours per week to our operations. Our operations will consume all of Mr. Gonzales’ time, and possibly require him to work over the 25 hours a week he has devoted. If he is not successful in generating sales and therefore revenue, his livelihood will be affected, and his ability to continue working solely for the company could be affected.

The Company's current cash flow and access to capital compared to the fees being earned by the Company's sole-officer and director may adversely affect our future performance and operations.

Our sole-officer and director, Mr. Gonzales entered into a management agreement effective May 4, 2016 whereby he received a signing bonus of 60,000,000 shares valued at $60,000 and a monthly stipend of $1,000 as consideration for his services to the Company for a one year period ending May 4, 2017. As a result, Mr. Gonzales currently owns 95.2% of the issued share capital and will control 64.5% of the total issued and outstanding shares if this Offering is fully subscribed.

Our proposed products and product offerings could fail to attract or retain customers or generate revenue.

Because we are a recently organized company, we are exploring the development and roll out of our marketing strategy. In addition, our potential customers may not respond favourably to our products once launched.  If products we introduce fail to engage customers and initiate a change in behaviour in their system for purchasing products, we may fail to acquire or retain enough customers to justify our investment, and our business may be materially and adversely affected. Our ability to retain or increase our customer base and revenue will depend heavily on our ability to attract customers to our store, and be successful in sales.

Our business is highly competitive. Competition presents an ongoing threat to the success of our business.

The market for selling furniture, both from stores and online is not a new industry. Our Company will compete for the sales of furniture with many companies that have had a longer history of sales and greater name recognition to potential customers. We expect to compete with these other companies on the basis of service, style of product, Calvin Klein name brand, and the lifetime guarantee. Our principal competitors include Ethan Allen, Scandinavian design, Cantoni, Plummers, and Dania, all of which offer online products and storefronts similar to our proposed product offering. Numerous other second tier resellers are in the marketplace, and new ones are entering.

We anticipate that most, if not all, of our competitors will have greater business name and access to greater amounts of capital and established relationships with a larger base of current and potential customers. Because of their size and bargaining power, our competitors may be able to maintain their customers due to loyalty and comfort vs. change their behaviour and be motivated to purchase from a different source.

We cannot assure you that we will be able to manage the growth of our Company effectively.

We plan to experience growth in demand for our products once we are able to successfully market our products both online and in person. We expect to hire employees and we hope to increase the number of customers once we open our storefront, and we expect our growth to continue for the foreseeable future. The growth and expansion of our business and product offerings could place significant demands on our management and our operational and financial resources. We will need to manage multiple relations with various customers, the manufacturer, and employees. To effectively manage our growth, we will need to continually implement operational plans and strategies, improve and expand our infrastructure of people and information systems, and train and manage our employee base.

Government regulation of the furniture business, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

A number of United States federal agencies administer regulations that govern furniture stores. Although some of the regulations overlap across agencies, they are specific when addressing safety of the consumer. The Customs and Border Protection agency regulates the country of origin for most furniture products that are imported. The Consumer Product Safety Commission deals with flammability and lead containing surface coatings of furniture. The Environmental Protection Agency handles issues pertaining to formaldehyde in wood. The Federal Trade Commission is concerned with proper labelling, while the U.S. Department of Agriculture deals with organic fibers. If we fail to comply with these regulations we risk losing business.

Failure to comply with federal and state privacy laws and regulations, or the expansion of current or the enactment of new privacy laws or regulations, could adversely affect our business.

A variety of federal and state laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal and state legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. We will post privacy policies and practices concerning the collection, use and disclosure of customer information. In addition, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal or state privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could result in a loss of customers or merchants and adversely affect our business.

Our business may be subject to seasonal sales fluctuations that could result in volatility or have an adverse effect on the market price of our Common Stock.

Our business may be subject to some degree of sales seasonality; there may be seasons that people may do more retail shopping.

As we grow our Company, these seasonal fluctuations may become more evident. Seasonality may cause our working capital cash flow requirements to vary from quarter to quarter depending on the variability in the volume and timing of sales. These factors, among other things, make forecasting more difficult and may adversely affect our ability to manage working capital and to predict financial results accurately, which could adversely affect the market price of our Common Stock.

We will be subject to payments-related risks.

We plan to accept payments using credit card, via our chosen service provider.  Certain payment methods, including credit and debit cards, we will pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We will rely on third parties to provide payment-processing products, including the processing of credit cards and debit cards and it could disrupt our business if these companies become unwilling or unable to provide these products to us. We will also be subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from consumers or facilitate other types of online payments, and our business and operating results could be adversely affected.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•	products by the Company or its competitors;
•	additions or departures of key personnel;
•	the Company’s ability to execute its business plan;
•	operating results that fall below expectations;
•	industry developments;
•	economic and other external factors; and
•	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our Company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our sole officer and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTC Pink, there are substantial penalties that could be imposed upon us if we fail to comply with all regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002, as a smaller reporting company, our management will be required to provide a report on the effectiveness of our internal controls over financial reporting, beginning with our second annual report, and we will not be required to provide an auditor’s attestation regarding such report. We have not assessed the effectiveness of our disclosure controls and procedures or our internal controls over financial reporting, and we expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements. Additionally, investors should be aware of the risk that management may assess and render the Company’s internal controls ineffective, which could have a material adverse effect on the Company’s financial condition or results of operations.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC market-maker for sponsorship of our securities on the OTC. However, there is no guarantee that our shares will be traded, or, if traded, a public market may not materialize. If our Common Stock is not traded on the OTC Pink or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s Common Stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000. These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s existing and future directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s existing and future directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Articles of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its existing and future directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under any employment agreements it may have with its officers and directors. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s existing and future directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means we will receive $600,000 in gross proceeds if all of the shares of Common Stock offered hereunder are purchased. However, we cannot guarantee that we will sell any or all of the shares being offered by us. The table below estimates our use of proceeds, given the varying levels of success of the Offering.

Shares Offered (% Sold)	Gross Offering Proceeds	Approximate Offering Expenses (1)		Total Net Offering Proceeds(1)	Principal Uses of Net Proceeds
7,500,000 shares (25%)	$150,000	Offering costs including drafting and preparation of the Registration Statement, all associated auditor, accountant and filing fees up to period of Notice of Effectiveness. Preparation and filing of Form 15C211, application for DTC eligibility and obtaining a trading symbol on OTC Markets		$150,000	Platform and Website Hosting	$5,000
					Ongoing website development	$10,000
					Marketing efforts	$30,000
					Marketing Materials	$5,000
					Sales Representatives	$20,000
					Retail location costs, inventory and G&A, including management salary as may be required	$45,000
					Admin/Professional Fees(2)	$35,000
		TOTAL	$60,000		TOTAL	$150,000
15,000,000shares (50%)	$300,000	Offering costs including drafting and preparation of the Registration Statement, all associated auditor, accountant and filing fees up to period of Notice of Effectiveness. Preparation and filing of Form 15C211, application for DTC eligibility and obtaining a trading symbol on OTC Markets		$300,000	Platform and Website Hosting	$5,000
					Ongoing website development	$10,000
					Marketing efforts	$50,000
					Marketing Materials	$10,000
					Sales Representatives	$50,000
					Retail location costs, inventory and G&A, including management salary as may be required	$140,000
					Admin/Professional Fees(2)	$35,000
		TOTAL	$60,000		TOTAL	$300,000
22,500,000 shares (75%)	$450,000	Offering costs including drafting and preparation of the Registration Statement, all associated auditor, accountant and filing fees up to period of Notice of Effectiveness. Preparation and filing of Form 15C211, application for DTC eligibility and obtaining a trading symbol on OTC Markets		$450,000	Platform and Website Hosting	$5,000
					Ongoing website development	$10,000
					Marketing efforts	$50,000
					Marketing Materials	$10,000
					Sales Representatives	$75,000
					Retail location costs, inventory and G&A, including management salary as may be required	$265,000
					Admin/Professional Fees(2)	$35,000
		TOTAL	$60,000		TOTAL	$450,000
30,000,000 shares (100%)	$600,000	Offering costs including drafting and preparation of the Registration Statement, all associated auditor, accountant and filing fees up to period of Notice of Effectiveness. Preparation and filing of Form 15C211, application for DTC eligibility and obtaining a trading symbol on OTC Markets		$600,000	Platform and Website Hosting	$5,000
					Ongoing website development	$20,000
					Marketing efforts	$75,000
					Marketing Materials	$15,000
					Sales Representatives	$90,000
					Retail location costs, inventory and G&A, including management salary as may be required	$360,000
					Admin/Professional Fees(2)	$35,000
		TOTAL	$60,000		TOTAL	$600,000

(1) Offering expenses have a fixed value of $60,000 under the terms of a contract entered into with S-1 Services LLC whereby S-1 Services will cover all costs and services associated with drafting and preparation of the Registration Statement, all associated auditor, accountant and filing fees up to period of Notice of Effectiveness.  Preparation and filing of Form 15C211, application for DTC eligibility and obtaining a trading symbol on OTC Markets. The services provided have been agreed to be paid by the issuance of 3,000,000 shares of common stock which shares shall be included in this registration statement, with a value of $60,000.  As a result there is no deduction to the net proceeds of the Offering as a result of the payment of the associated Offering Costs.
(2) Admin and professional fees include the costs of public reporting in the 12 months following notice of effectiveness estimated at $35,000 which will include but are not limited to: legal fees, audit fees, accounting fees and SEC filing fees.

If 100% of the offered shares are sold we will receive proceeds of $600,000.  Offering expenses have been settled by the issuance of 3,000,000 shares of common stock valued at $60,000, allowing for total gross proceeds to be allocated to the Company’s business plan and operations.  We intend to allocate a total of $25,000 to ongoing website design, hosting and maintenance. We will allocate a total of $90,000 in marketing expenditures including online advertising and other marketing materials and associated efforts.  We will employ two full time sales representatives at an annual cost of $90,000 and will expend $360,000 towards one or more initial store front locations including general expenses and inventory, which amount may include at the discretion of management $12,000 in total salary payments to Mr. Ruben Gonzales, our CEO.  We have allocated $35,000 in order to meet the anticipated annual costs of reporting to the SEC including audit, accounting and filing fees.

If 75% of the offered shares are sold we will receive proceeds of $450,000, Offering expenses have been settled by the issuance of 3,000,000 shares of common stock valued at $60,000, allowing for total gross proceeds to be allocated to the Company’s business plan and operations. We intend to allocate a total of $15,000 to ongoing website design, hosting and maintenance. We will allocate a total of $60,000 in marketing expenditures including online advertising and other marketing materials and associated efforts.  We will employ three full time sales representatives at an annual cost of $75,000 and will expend $265,000 towards initial store front location (s) including general expenses and inventory, which amount may include at the discretion of management $12,000 in total salary payments to Mr. Ruben Gonzales, our CEO.  We have allocated $35,000 in order to meet the anticipated annual costs of reporting to the SEC including audit, accounting and filing fees.

If 50% of the offered shares are sold we will receive proceeds of $300,000. Offering expenses have been settled by the issuance of 3,000,000 shares of common stock valued at $60,000, allowing for total gross proceeds to be allocated to the Company’s business plan and operations.  We intend to allocate a total of $15,000 to ongoing website design, hosting and maintenance. We will allocate a total of $60,000 in marketing expenditures including online advertising and other marketing materials and associated efforts.  We will employ two full time sales representatives at an annual cost of $50,000 and will expend $140,000 towards initial store front location (s) including general expenses and inventory, which amount may include at the discretion of management $12,000 in total salary payments to Mr. Ruben Gonzales, our CEO.  We have allocated $35,000 in order to meet the anticipated annual costs of reporting to the SEC including audit, accounting and filing fees.

If 25% of the offered shares are sold we will receive proceeds of $150,000.  Offering expenses have been settled by the issuance of 3,000,000 shares of common stock valued at $60,000, allowing for total gross proceeds to be allocated to the Company’s business plan and operations. We intend to allocate a total of $15,000 to ongoing website design, hosting and maintenance. We will allocate a total of $35,000 in marketing expenditures including online advertising and other marketing materials and associated efforts.  We will employ one full time sales representatives at an annual cost of $20,000 and will expend $45,000 towards an initial store front location including general expenses and inventory, which amount may include at the discretion of management $12,000 in total salary payments to Mr. Ruben Gonzales, our CEO.  We have allocated $35,000 in order to meet the anticipated annual costs of reporting to the SEC including audit, accounting and filing fees.

During the next twelve months, funds from this Offering totaling $12,000 may be used to pay Mr. Gonzales for his services to the Company, should the Company determine there are sufficient funds.  If there are not sufficient funds, Mr Gonzales will defer payments and allow his salary to accrue.  Further Mr. Gonzales has been compensated for his services by the issuance of 60,000,000 shares of the Company’s common stock valued at $60,000. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to its best judgment in accordance with the “Use of Proceeds” chart. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use of Proceeds” chart above. To the extent our offering proceeds do not cover any professional fees incurred by the Company, we anticipate paying for any such expenses out of any additional funding or revenues we receive.

If we require additional funding, we will seek such funds from friends, family, and business acquaintances in order to continue our operations. As with any form of financing, there are uncertainties concerning the availability of such funds on terms acceptable to us, as we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

As of the date of this prospectus, the Company has 63,000,000 shares of Common Stock issued and outstanding. The Company is registering an additional 30,000,000 shares of its Common Stock for sale at the price of $0.02 per share.

In connection with the Company’s selling efforts in the Offering, Ruben Gonzales will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Mr. Gonzales is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Gonzales will not be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Gonzales is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Mr. Gonzales will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Gonzales has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past 12 months. Additionally, he has not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

Procedures for Subscribing

Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must:

1.     receive, review, execute and deliver a Subscription Agreement; and

2.     deliver a check or certified funds to us for acceptance or rejection.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. The Company shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this prospectus. Further, we will not accept any money until this Registration Statement is declared effective by the SEC.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the customer, without interest or deductions.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Once you submit the Subscription Agreement and it is accepted, you may not revoke or change your subscription or request a refund of monies paid.  All accepted Subscription Agreements are irrevocable, even if you subsequently learn information about the Company that you consider to be materially unfavorable.

DILUTION

We intend to sell 30,000,000 shares of our Common Stock at a price of $0.02 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 30,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price Per Share $
	Number of Shares	Percent %	Amount $	Percent %
Existing Shareholder (1)	60,000,000	64.5	60,000	8.33	0.001
Existing Shareholder(2)	3,000,000	3.2	60,000	8.33	0.02
Purchasers of Shares	30,000,000	32.3	600,000	83.34	0.02
Total	93,000,000	100%	720,000	100%
(1)
Subsequent to the organization of the Company, the Company issued 60,000,000 shares of its Common Stock, at $0.001 per share for a total of $60,000 to Mr. Ruben Gonzales, currently our sole officer and director, as consideration for services rendered in the form of a signing bonus.

(2)
The Company has issued 3,000,000 shares of common stock to S-1 Services in respect of Offering costs and other consulting services to be provided to the Company at a value of $0.02 per share or $60,000.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the Offering by us, assuming that 100%, 75%, 50% and 25% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of May 31, 2016 (60,000,000 shares).  Net tangible book value after giving effect to the Offering further includes 3,000,000 shares issued for offering costs prior to the date of the filing and the associated cost for such issuance at $0.02 per share, $60,000, for a total of 63,000,000 issued and outstanding shares.  Totals may vary due to rounding.

	25% of offered shares are sold	50% of offered shares are sold	75% of offered shares are sold	100% of offered shares are sold
Offering Price	$0.02 per share	$0.02 per share	$0.02 per share	$0.02 per share
Net tangible book value at May 31, 2016	($0.000030) per share	($0.000030) per share	($0.000030) per share	($0.000030) per share
Net tangible book value after giving effect to the Offering	$0.00125 per share	$0.00305 per share	$0.00471 per share	$0.00579 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.00128 per share	$0.00308 per share	$0.00474 per share	$0.00582 per share
Per Share Dilution to New Investors	0.01875 per share	$0.01695 per share	$0.01529 per share	$0.01421 per share

If 100% of the offered shares are sold we will receive the maximum proceeds of $600,000.  Offering expenses have been settled by the issuance of 3,000,000 shares at a value of $0.02 per share for a total of $60,000 and do not reduce the proceeds from the offering as a result.  If 75% of the offered shares are sold we receive $450,000 in gross proceeds to the Company.  If 50% of the offered shares are sold we will receive a total of $300,000 in gross proceeds to the Company.  If 25% of the offered shares are sold we will receive a total of $150,000 in gross proceeds to the Company.

DESCRIPTION OF PROPERTY

    We currently are using a portion of our Chief Executive Officer’s second home as our corporate headquarters, this space is located at 116 Grove Street Roseville, CA 95678. We currently do not own any real property.

DESCRIPTION OF SECURITIES

Common Stock

    Our authorized capital stock consists of 100,000,000 shares of Common Stock each with $0.001 par value per share. There are no provisions in our charter or Bylaws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make changes of control more difficult. Such provisions include the ability of our Board of Directors to issue a series of preferred stock and the limited ability of stockholders to call a special meeting. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or the Secretary, by resolution of the Board of Directors, or at the request in writing of one or more stockholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting, with such written request to state the purpose or purposes of the meeting and to be delivered to the Chairman of the Board, the President, or the Secretary.    In case of failure to call such meeting within 60 days after such request, such shareholder or shareholders may call the same. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

    The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Preferred Stock

The Company has not issued any preferred shares at this time.

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

            We have not yet engaged a transfer agent.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS OF KOO’TOOR DESIGN, INC. AND THE NOTES TO FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

We are an "emerging growth company" and intend to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies; as a result our common stock may be less attractive to investors

    We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012. We intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. Such exemptions include, but not limited to: not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. . We may take advantage of these reporting exemptions until we are no longer considered an emerging growth company, which in certain circumstances could be up to five years. There may be a less active trading market for our common stock and our stock price may be more volatile.

    As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer's size.

    The JOBS Act provides that an emerging growth company may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected not to take advantage of this exemption and, therefore, plan to adopt new or revised accounting standards at the time those standards apply to public companies.

Company Overview

Koo’Toor Design Inc. (“THE COMPANY” or the “Company”) was incorporated in the State of Nevada on May 4, 2016. We are a recently organized company that engages in the sale of furniture to the public. We have launched in 2016 our website www.kootoor.design, Ruben, our sole officer and director, manages our day-to-day operations. Our headquarters are located at 116 Grove Street Roseville, CA 95678.

    Koo’Toor Design has secured a contract to be a California reseller of Calvin Klein furniture.  We are a reseller for the products that are also sold by other Calvin Klein resellers. The Company sources our product through Z3 LLC operating as Calvin Klein Furniture, where the products are made and stored. Koo’Toor does not maintain any inventory currently.  Mr. Michael Foster, the CEO of Calvin Klein Furniture, owned and operated through Z3 LLC, has granted the rights to Ruben Gonzales to open furniture stores in California and resell the Curator Collection of Calvin Klein.   Under the terms of our agreement with Z3 LLC and the August 10, 2016 amended agreement, Koo’Toor agreed to open a minimum of two Northern California and two South California stores over a period of 12 months following the opening of the first store, which stores must include a significant presentation of the Curator collection.  In addition, the four stores together must generate a minimum of $750,000 of wholesale purchases of the Curator collection in the first twelve months from initial store opening date.. That is $187,000 per store per 12 month period,  or $15,625 per store in wholesale cost per month.  A review of the initial status of the four stores will be undertaken after the first twelve months of operation to determine eligibility for ongoing maintenance of contract.  If for any reason the combined sales of the four locations are less than $750,000 in the first year after the initial store is opened, under the terms of the agreement, all parties agree to work together to reach that minimum goal during the subsequent twelve months or lower the expected minimum in order to reach a realistic sales goal to maintain the Curator Collection.

Although selling furniture is not new, we believe that the quality and name brand of the Calvin Klein products we will offer, the access to the Curator Collection, coupled with quality service, and free house calls, will be attractive to customers.  We believe that by providing high quality furniture with a lifetime guarantee competitive prices we have the possibility of success.

We hope to realize our full plan of operations by raising money through the sale of our securities, as contemplated within this Offering. We believe that if we are able to raise the full amount of funds contemplated herein, we would be able to launch our Company and properly open our initial store front. Because of the location of our CEO, initially we plan to market only within the Sacramento County. We will design a full marketing strategy to gain store and Calvin Klein brand awareness, and ultimately obtain a customer base.

Opportunity

The home furnishings retail industry allows consumers to make their homes truly their own with their very choices of furniture and décor to adorn them. Style, affordability and functionality are some of the reasons consumers give for shopping lifestyle furniture stores. Trends of increased consumer interest in home decoration fuels new market growth. Demand for home furnishings tends to be cyclical, seemingly influenced by housing starts, and the economic environment. Demand is also driven by consumer income. An article by Home Furnishings Stores Market Research Report (NAICS 44229 | Apr 2016) discusses that over the past five years, revenue for the Home Furnishings Stores industry is expected to rise as increasing disposable income and the strengthening housing market encourage consumers to release pent-up demand for new home furnishing products. In the coming years, while competition is expected to intensify, improving economic conditions, such as rising consumer confidence, disposable income and homeownership levels, are anticipated to drive the industry's growth.

On 10/14/15 Mike Hudgens, Southeast Regional Manager of CIT Commercial Services (CIT) offered his insights on current trends and opportunities in the furniture industry with the mention that growth in the U.S. furniture industry continued to outpace the U.S. economy, due in large part to strong performances in bedroom and dining room furnishing sales. While housing continued to improve and discretionary spending increased, he said that the sector should continue to improve through the remainder of the year and into 2016. On CIT, according to Smith-Leonard Accounting Firm, the industry is growing at a rate of 6 to 7 percent year-over-year, which compares very favorably to the overall economy.

In 2014, the last year cited for furniture annual sales we could source was on Statistica 2016, which showed a US store furniture sale of 98.23 billion dollars.

Industry Overview

The Home Furnishing industry consists of companies engaged in the manufacturing of furniture, curtains, draperies, blinds, shades, kitchenware, outdoor furniture, home and personal care appliances, floor coverings and decorative accessories and related furnishings. The industry includes couches, mattresses, bed frames and headboards, couches, desks, tables, chairs, tables, dressers, entertainment centers and stands, wall units, outdoor furniture, carpets, rugs, wall paper, blinds, shades and curtains. Merchandise is purchased from manufacturers and wholesalers and then sold to the public. Retailers that operate primarily as furniture stores, flooring stores, or electronic shopping and mail-order houses are not included in this industry. The Home Furnishing industry excludes tiles, classified in Construction - Supplies & Fixtures; and pianos, classified in Leisure Products.

Current Operations

Since inception, our operations have primarily consisted of the organization of our business and the development of our business plan. Our business plan includes a three-phase plan that details the creation of our eCommerce site. Currently we are still in Phase 1 of our plan which includes following:

•	formation of our Company;
•	completion of our business plan;
•	Development of website
•	the acquisition of funding

All aspects of Phase 1 have been completed, with the exception of acquiring funding. Operations and expenditures have included the incorporation of Koo’Toor Design Inc. under the laws of the State of Nevada, and the formation of an extensive business plan in which we have mapped out all of the initial products that we will offer to our clients, as well as the development of the website. Phase 1 will culminate with the completion of this Offering, which will hopefully enable us to raise capital through the sale of our securities and see us through Phases 2 and 3. Phase 2 involves selecting our storefront location and signing the lease, filling the store with selected products, and opening the door to the public. Phase 3 we intend to hire sales representatives, designers, and spend funds on marketing the store. We do not intend on entering Phase 2 or 3 until the Company raises additional funding either through completion of this Offering or through third parties if the Company does not receive sufficient proceeds from this Offering. Further descriptions of Phases 2 and 3 of our business plan are included in the “Plan of Operations” section of this prospectus.

Products

Calvin Klein Curator Collection

Our company will offer Calvin Klein furniture; specifically the Curator Collection.  We source all our furniture and accessories from Calvin Klein. We will offer full line bedroom, dinning, leather and fabric upholstery.  We will also in the future, discuss the possibility of adding to our offerings to include such things as a full line of rugs, art and accessories.

Calvin Klein Furniture’s upholstery is made in the USA. About 25% of the wood products are produced in North America (Canada-USA-Mexico). All upholstery can be ordered stock or ordered made to order with customer specifics. Customers can select their fabric or leather from Calvin Klein’s assortment and/or Koo’Toor Design can send the customer’s own fabric or leather to the Calvin Klein factory for custom production. Orders from Koo’Toor Design to Calvin Klein will be submitted to Z3 through a dealer direct website, by fax, or by email.  Koo'Toor Design will be established with net 30-day payment terms.  Wood products ship in 7-10 business days. Custom upholstery is produced in 6-8 weeks.

Calvin Klein will ship the purchased furniture either to Koo’Toor Design or direct to the client, based on the client’s wishes.

When our website is complete it will have over 3,000 products; we have launched our website with an initial base of products.

Proposed Advertising

In the beginning we plan to advertise our store front primarily by word of mouth, through the network of our CEO, and through organic website search.  In phase 3 when we have the funding, we have plans to engage both local TV and radio commercials to bring awareness to our store and our product offerings.

Marketing

We have marketing budget proposals from Iheart media, which sells radio spots locally in the Sacramento California area, and Comcast spotlight budget proposals for TV commercials.

The Website

Product Pages:

    Each product can be found within its category: Beds, Chairs, Dining Chairs, Dining tables, Occasional, Sofas and Sectionals.

Product Page

    Each product page contains name of product and a detailed description.  We are updating our site currently to activate the online shopping feature and include pricing, shipping and other purchase related details such as online payment via credit card or Paypal.

My Account

    Customers can create a login id.  Within their account they can view all past purchases, track current purchases, and keep accounting of all products purchased.

Specials

    As we build our online web offerings customers will be able to take advantage of even deeper discounts from the Company’s competitive pricing with the specials page.  Email blasts to the customer database will update them to the current special once the customer opts in for email updates This page is still a work in progress.

Plan of Operations

Upon the completion of this Offering, and assuming we are able to successfully raise funding from the sale of our securities, we will begin Phase 2 and 3 of our business plan. In order to initiate Phase 2 of our operation, we will need to raise enough money to complete the set up of our website, pay for the lease and initial product for the first retail store, as well as associated marketing efforts and retain at least one sales person.  In order to initiate Phase 3 of our operations, we will have to raise enough money to hire additional sales person(s), ramp up our marketing efforts and increase inventory, with the expectation of opening a second retail location.  If we raise funds of $300,000, it will allow us to complete phase two and make initial inroads on Phase 3. Up until that point, the CEO Mr. Gonzales will operate remotely, visiting potential customers in their homes, as well as website sales. We plan to retain one sales person to add to possible sales opportunities as part of initial Phase 2 plans.

We have launched the initial website and will plan to add products and features as we grow. Assuming we are able to raise a minimum of $250,000 in net funds from this offering, the full extent of Phase 2 and 3 of our business plan and development will include:

1.
Raising capital – We will begin raising funding through the sale of our securities as set forth within this Registration Statement. This will start as soon as we receive a Notice of Effectiveness from the SEC. Expenses involved with becoming a public company, including all services as set out in the agreement with S-1 Services LLC appended hereto, have been paid by issuance of shares allowing us access to all proceeds raised in the Offering in order to execute our business plan;

2.	Store- We intend to find at least one and possibly two store front locations in the Sacramento area to launch at least our first storefront furniture sales;

3.
Products- We intend to purchase floor samples to have on display at our show room of several of the most popular items in the Curator Collection as advised by Calvin Klein furniture. We will have fabric samples and finishing samples as well as detailed sales booklets and brochures detailing all items available for purchase.

Both Phase 2 and phase 3 of our business plan and development will be defined by interviewing and hiring sales representatives and designers to work in the store as well as make house calls as we grow.  Our marketing plan which is also implemented in various degrees in Phase 2 and 3 shall be characterized by the following:

Acquisition of clients – We intend to launch a marketing campaign in order to promote our products to potential customers. We will pay for radio and TV commercials in the local area to gain awareness of our store and our product offerings. We will also fund our website developer to increase traffic to the site with paid ads.

Events/Milestones involved in implementing the business plan in the next 12 months.

    Month-1: During the first 3 months, the Company estimates that it will cost approximately $140,000 to open the first store. These costs include the commercial lease, Z3, LLC and operating costs. The company is negotiating with a licensed real estate broker, CBRE, Inc., to enter into a five-year lease for a 7,500 sq. ft. commercial building located at the Nugget Plaza in Rocklin, CA. The base rent is $11,250 per month, or $1.50 per sq. ft. Z3, LLC has inspected the commercial space and they have developed the show-room floor design to comply with the Calvin Klein Curator Collection. Z3, LLC and Calvin Klein have provided their designer team, marketing staff and contractor to perform the work required to display the furniture. The display will consume 75% of the floor space, while the other 25% of the space included two bathrooms, offices and additional space for fabric, leather and pillow selections. The initial costs for the lease, tentative improvements and furniture is approximately

    Month-2: Z3, LLC will complete the floor design and install the furniture for display. During the second month, the company will engage iHeart Media, Inc. as it advertising and promotion company. iHeart has provided a proposal at a cost of approximately $35,000 for a 12 month which includes radio, TV and internet promotion of our Calvin Klein Curator Collection. This cost is amortized over a 12 payments. iHeart has also provided a demographic and market study of the area, with intentions to draw sales from a 50 mile radius.

    Month-3: The company will start selling furniture from its location at the Nugget Plaza in Rocklin, Ca.. Based upon the CEO’s hands-on experience in running similar businesses in the same area, if the company produces revenues they will be able to continue to advance their business plan.

    Month-4: Provided that the company is to achieve 75% of its funding goals, the company has afforded to open a second store location similar in space and floor design as the first location, in San Jose or the surrounding area of the Bay Area in northern California. This would be considered the company’s second location in Northern California. Similar time frames and performance are expected in both costs and requirements as disclosed for the first store location in Rocklin, California. The company expects to see higher revenues from its second location based upon the demographic studies with iHeart Media. iHeart will provide a similar advertising and promotion campaign as provided for the first location.

    Month-5:  Provided that the company is to achieve 100% of its funding goals, the company will have afforded to open a third store location similar in space and floor design as the first and second location, in Agoura Hills located in southern California. This would be considered the company’s third location in southern California. Similar time frames and performance are expected in both costs and requirements as disclosed for the first and second store locations in San Jose, California. The company expects to see similar revenues from its third location as in Rocklin, California based upon the demographic studies with iHeart Media. iHeart will provide a similar advertising and promotion campaign as provided for the first location.

     Month-6 through Month-8: The Company will focus on the three existing stores.

    Month-9 through Month-12: Provided that the company has achieved 100% of its funding goals, and the three stores together are producing revenue the company can afford to open a forth store location similar in space and floor design as the first, second and third locations, in Palm Springs located in southern California. This would be considered the Company’s fourth location in southern California. Similar time frames and performance are expected in both costs and requirements as disclosed for the previous store locations. The company expects to see its highest revenues from its fourth location based upon the demographic studies with iHeart Media. iHeart will provide a similar advertising and promotion campaign as provided for the previous locations.

In order to complete Phase 2 and 3 of our business plan, as well as implementing our milestones, we will rely heavily on the management skills of our President and CEO Mr. Gonzales.   The sales of our products will be directly related to the work that our marketing team is providing. In the months that follow our marketing plan launch, the work of our website developer will be critical as well. We hope to be in a phase of rapid growth, and our developer will be working hard to provide constant updates to our site, fixing any pricing errors, maintaining products online that are in stock, and optimizing our site to search engines. Our President will have to work hard to keep all components of our business on track.

Marketing Strategy

We would like to put our marketing strategy on a sound footing right from the start. We have begun initial market research and anticipate our sole officer and director calling on his existing experience in the industry will conduct further in depth market research to develop a strategy that could launch an initial market strategy depending on available budget and provide us with rapid growth if executed properly and with the right staffing.  We have received quotes from the local radio and TV for initial commercial spots.

We plan to focus on three key factors when marketing our products to the public:

Timing – We believe the consumer’s interest in the style of modern contemporary furniture will continue to grow, and that an opportunity lies in entering the market now and creating awareness for the line of Calvin Klein Curator Collection.

Radio and TV – We believe that using radio and TV ads to market our store and offerings will have a positive effect on our name awareness, our services, and our product offerings.

                Customers and Statistics – We plan to initially market to the population in Sacramento, California which is the capital of California. The last census in 2014 assessed a population of 485,199, which makes it the 6th biggest city in California. The city is the social and monetary center of the Sacramento metropolitan zone, with a total population of the surrounding area to be 2,414,783. The metropolitan area is precisely the fourth biggest in California after the Greater Los Angeles range, the San Francisco Bay Area and the San Diego metropolitan region. Sacramento is the 27th biggest metropolitan area in the country. (December 19, 2015 – Archive)

Sacramento has 52% of the population that are homeowners (American Community Survey updated January 2016).  The number of occupied homes in Sacramento 174,624 (Suburban Stats 2016).  The next closest population to which we hope to draw customers is the Bay Area. The population of the Bay area is 7,561,755 (Lisa Pickoff-White and Dan Brekke March 26, 2015).  Finally, as we continue to expand in both northern and southern California, we hope to market to the state’s population which on July 1, 2015 the US Census estimated to be 39 million, making it the most populous state in the USA.  The number of occupied homes in California is 12,577,498. (Suburban Stats)

Growth Strategy

Initially, our target customers will predominantly be the homeowners in the Sacramento area. As we grow our client and end-user base, we hope to gain the attention of the next largest region close to Sacramento, the Bay Area.  We also hope to grow our website’s popularity on the internet, providing us a greater reach into California and the other states of the US.  However, until such time as we have begun substantive operations we will not be able to adequately assess what portions of our strategy for growth will be most appropriate. However, we envision our success being attributable to our ability to:

-	attract new clients with the name of Calvin Klein, with our competitive costs and the style and quality of our products, and by providing customers with a free in home design house calls.

-	Initially to sustain lower operating costs per customer compared to furniture stores by having all business conducted in person in people’s homes or Internet based.

-	deploy our capital more effectively by hiring a successful web programmer that specializes in the search engine optimization and website marketing.

Competition

Our Company will compete for the sales of furniture with existing websites that sell similar products. Our principal competitors include, but are not limited to: Ethan Allen, Scandinavian design, Cantoni, Plummers, and Dania, all of which offer online products and storefronts similar to our proposed product offering. Numerous other second tier resellers are in the marketplace, and new ones are entering.

We anticipate that most, if not all, of our competitors will initially have greater business name recognition and access to greater amounts of capital and established relationships with a larger base of current and potential customers. Because of their size and bargaining power, our competitors may be able to draw more customers by having a storefront with a showroom and a larger client base than us in the initial stages of our development. As a result, our operations may be significantly and negatively impacted by our larger, more established competitors. Once we commence Phase 2 of our operations, if we are not able to generate enough revenue by attracting customers to buy our products, we may be forced to cease operations.

Our ability to compete successfully will depend, in part, on the number of customers our CEO can reach out to in his network to introduce our products, the success of our website sales as a new site, and our ability to anticipate and respond to various competitive factors affecting the industry. These factors include the introduction of new products, changes in consumer preferences, demographic trends, economic conditions, and pricing strategies of competitors. As a result of competition, we may be required to:

•	increase overall spending to ensure we are offering the best quality products and pricing to our customers;
•	continually assess and evaluate our specials and other offers to ensure that we are offering the most compelling and affordable products
•	increase our advertising, promotional spending, sales representative and designer commissions as well as and other customer acquisition costs.

Employees and Consultants

As of the date of this filing, the Company has no full time or part time employees other than our sole officer and director, Mr. Ruben Gonzales. We currently rely on Mr. Gonzales to manage all aspects of our business. Mr. Gonzales has committed to devote up to 25 hours per week to our Company. We intend to add staff as the Company grows. Any such additions will be made at the judgment of management and to meet the Company's then current needs.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS OF KOO’TOOR DESIGN, INC. AND THE NOTES TO FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

RESULTS OF OPERATIONS

Results of Operations

For the period from inception (May 4, 2016) to May 31, 2016

For the period from inception (May 4, 2016) to May 31, 2016 the Company earned no revenues.  The Company was successful in obtaining its first product order prior to May 31, 2016 and has received a customer deposit in order to commence the fulfilment of the order.  We expect to ship our first product before the close of the first quarter of fiscal 2017, or August 31, 2016.

The Company recorded a net loss of $61,825 in the period from inception (May 4, 2016) to May 31, 2016 consisting of management fees and share based compensation of $61,000 of which $1,000 is a monthly stipend for our sole officer and director, and $60,000 was the cost of issuance of a signing bonus of 60,000,000 shares to our sole officer and director during the period ended May 31, 2016. The Company recorded general and administrative expenses of $825 for a total operating loss of $61,825.

As at May 31, 2016 we reported a loss per share of $(0.00) and had 60,000,000 shares issued and outstanding.

LIQUIDITY AND CAPITAL RESOURCES

For the period from inception (May 4, 2016) to May 31, 2016

    As at May 31, 2016 the Company had a cash balance of $250 and total current assets of $250.

     As at May 31, 2016 the Company had total liabilities of $2,075 including $1,000 in accounts payable related party, $925 in related party advances and $150 as a customer deposit with respect to our first order for furnishings.

 Prior to May 31, 2016 the Company issued 60,000,000 common shares to the President and Director of the Company as a signing bonus valued at par value per share of $0.001 or $60,000.

Cashflows from Operating Activities

Period from inception (May 4, 2016) to May 31, 2016.

During the period from May 4, 2016 (date of inception) to May 31, 2016, the Company has used cash of $250 for operating activities.

Cashflows from Investing Activities

Period from inception (May 4, 2016) to May 31, 2016.

During the period from May 4, 2016 (date of inception) to May 31, 2016 the Company has not incurred any investing activities.

Cashflows from Financing Activities

 Period from inception (May 4, 2016) to May 31, 2016.

During the period from May 4, 2016 (date of inception) to May 31, 2016 the Company has not received cash from financing activities.

At June 30, 2016, we had cash on hand of $241.We anticipate we will require net proceeds of a minimum of $300,000 from this Offering in order to implement phase 2 and enter phase 3 of our business plan, including our anticipated general administrative expenses, professional fees, development of our website platform, marketing costs, one retail location and sales representatives. Assuming we receive no proceeds from this Offering, we will need a minimum amount of $100,000 to meet base level operating expenses for the next 12 months after the Offering. In event the Offering is not successful, our CEO Ruben Gonzales will accrue his monthly salary until such time as there are sufficient funds for payment.

Description	Time period (Post Notice of Effectiveness)	Estimated maximum expenses
Costs of meeting public reporting requirements	10-12 months	$35,000
Website development, hosting and maintenance	10-12 months	$15,000
Marketing Activities and materials	10-12 months	$25,000
General and Administrative expense	10-12 months	$5,000
Sales Representatives	10-12 months	$20,000
Total		$100,000

Critical Accounting Policies

Our financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in Note 1 of our audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

    Employee Share-Based Payment Accounting (“ASU 2016-09”). The new guidance will change how companies account for certain aspects of share-based payments to employees. Under existing accounting guidance, tax benefits and certain tax deficiencies arising from the vesting of share-based payments are recorded in additional paid-in-capital. The new guidance will require such benefits or deficiencies to be recognized as income tax benefits or expenses in the statement of operations.  Companies are required to apply the new guidance prospectively. The new standard is effective for fiscal years beginning after December 15, 2016.

    In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires the lessee to recognize assets and liabilities for leases with lease terms of more than twelve months. For leases with a term of twelve months or less, the Company is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. Further, the lease requires a finance lease to recognize both an interest expense and an amortization of the associated expense. Operating leases generally recognize the associated expense on a straight line basis. ASU 2016-02 requires the Company to adopt the standard using a modified retrospective approach and adoption beginning on January 1, 2019.

    In January 2016, the FASB issued ASU 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. This new standard provides guidance on how entities measure certain equity investments and present changes in the fair value. This standard requires that entities measure certain equity investments that do not result in consolidation and are not accounted for under the equity method at fair value and recognize any changes in fair value in net income. ASU 2016-01 is effective for fiscal years beginning after December 31, 2017.

    In November 2015, the FASB issued ASU No. 2015-17, "Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes." Under this guidance, deferred tax liabilities and assets are required to be classified as noncurrent in a classified statement of financial position. Prior to this guidance, the deferred taxes for each jurisdiction (or tax-paying component of a jurisdiction) would be presented as a net current asset or liability and net non-current asset or liability. This guidance is effective for interim and annual reporting periods beginning after December 15, 2016 with earlier application permitted.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this prospectus in reliance upon Heaton & Company, PLLC, Independent Public Accounting Firm as experts in accounting and auditing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current director and executive officer, and also the principal offices and positions held by each person with us and the date such person became our director, and/or executive officer. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or his successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors.  Other than Mr. Gonzales, the Company has no promoters, as that term is defined by Rule 405 of Regulation S-K.

Name	Age	Position
Ruben Gonzales	53	Director, Chairman, President, CEO, CFO, Secretary and Treasurer

Ruben Gonzales

Ruben Gonzales is the CEO of Koo’Toor Design, Inc. with responsibility for the overall management of the company and also the marketing programs, and brand management. He is an accomplished executive experienced in general operations management, sales, and staffing.
In the past five years Mr. Gonzales has been employed by Arizona Leather Company, Inc. as the Regional Sales Manager for Northern California. He was hired in 2009 to establish and manage multiple store locations.  Arizona Leather Company has an A+ rating with the Better Business Bureau and boasts the largest selection of fashionable leather furnishings in the United States. The Arizona Leather Company, Inc. is a private based company with headquarters located in Chino, California.  Mr. Ruben has thirty-seven years experience in the furniture industry. Mr. Gonzales’ first management position was with the Leather Factory Company in Southern California where he held that position from 1983-1992 and successfully rejuvenated underperforming store locations throughout the United States. In 1993 the Homestead House Company recruited Mr. Gonzales as the General Manager for one of its seven of Southern California. At that time he worked in the West Los Angeles location to resurrect the retail assets.  Between 1997-2009 Mr. Gonzales was recruited by various known furniture retail stores such as The Leather Factory, Inc. and Treasures Furniture, Inc. to problem solve and manage their Southern California locations. In 2007 Mr. Gonzales built his first company, Leather Comfort Company, Inc. in Southern California to provide custom leather upholstery to retailer outlets through a private label venture with Rawlins & Associates, Inc. throughout Arizona, California and Texas. In summary, Mr. Gonzales has extensive experience in the furniture industry, with qualifications in management, furniture design and manufacturing and sales.

Mr. Gonzales’ expertise is focused with startups that includes Homestead House, Inc. and Treasures Furniture, Inc. where he grew both of these companies from the mainstream ‘Mom & Pop’ locations to well over $100M in gross annual sales. One of Mr. Gonzales’ major milestones was being recruited by John Shoemaker (a furniture industry icon), where they have remained friends since for 40 years. Mr. Shoemaker allowed Mr. Gonzales to architect the revenue growth strategies that transformed failing stores into successful businesses. During his experiences he contributed to rapid and strategic growth of the company through store relocations and new store startups, spearheading core business functions, including strategic, operational, sales &marketing plans, and hired and trained top-quality employees.

Mr. Ruben has thirty-seven years experience in the furniture industry. His first management position was with the Leather Factory Company in Southern California where he held that position from 1983-1992 and successfully rejuvenated underperforming store locations throughout the United States. In 1993 the Homestead House Company recruited Mr. Gonzales as the General Manager for one of its seven of Southern California stores. At that time he worked in the West Los Angeles location to resurrect the retail assets.  Between 1997-2009 Mr. Gonzales was recruited by various known furniture retail stores such as The Leather Factory, Inc. and Treasures Furniture, Inc. to problem solve and manage their Southern California locations. In 2007 Mr. Gonzales built his first company, Leather Comfort Company, Inc. in Southern California to provide custom leather upholstery to retailer outlets through a private label venture with Rawlins & Associates, Inc. throughout Arizona, California and Texas. In summary, Mr. Gonzales has extensive experience in the furniture industry, with qualifications in management, furniture design and manufacturing and sales.

     Mr. Gonzales has not served in the capacity of any directorships in the last five years; serving as the President and Director of Koo’Toor Design will not interfere with, or cause any conflict with, Mr. Gonzales’ ability to successfully run the every day business of the Company, nor will his position with Arizona Leather conflict with his duties and responsibilities regarding the operation of the Company.

Mr. Gonzales  has turned around multiple underperforming retail locations to achieve top rankings in profit, sales, and customer satisfaction.  He has experience in building and growing start-ups into successful businesses.  Ruben is a natural leader with expert ability to develop high-quality management and sales teams, communicate business goals, and train and motivate staff for richer and more productive performance.  Mr. Gonzales, over his 25 years of experience in the furniture industry, has managed teams of 50 personnel and promoted multiple salespeople to senior-level positions.  He is an innovative problem-solver with entrepreneurial mindset to optimize all aspects of operations and sales.  In the past he has consistently increased sales 10% annually  and raised monthly volume 5% at multiple retail locations.  Additionally, he has captured new opportunities by aligning strategies with shifting sales trends, market conditions, and the competition.

Mr. Gonazales is adept in negotiating and managing relationships with key strategic stakeholders to grow the business. His background includes managing customer-facing retail operations and delivering superior customer service.

Core Competencies Include:

•	Business Development,
•	Strategic Planning & Analysis
•	Multi-Store Operations Management
•	Retail furniture start-ups, Remodels & Turnarounds
•	Process Improvements
•	Relationship Building
•	Customer Relations & Service Sales, Staffing & Operational Budgets
•	Corporate & Field Support
•	Financial Analysis & Cost Control
•	Inventory Control Culture Building
•	Team Leadership & Development
•	Performance Management
•	Communication & Training
•	Staff Retention

EXECUTIVE COMPENSATION

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our sole officer and director for the period from inception (May 4, 2016) to the year ended May 31, 2016. Our Board of Directors does not currently have, but may adopt, an incentive stock option plan for our executive officers that would result in additional compensation.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Ruben Gonzales (Appointed May 4, 2016)	Chairman, CEO, President, Secretary and Treasurer	2016	1,000	60,000	-0-	-0-	-0-	-0-	-0-	61,000

Notes to Summary Compensation Table:
(1)
On May 4, 2016 Mr. Ruben Gonzales was appointed to serve as President, CEO and Director of the Company to manage the affairs of the Company for a one (1) year period (the “Term”) under a management agreement renewable for each year unless and until such time as either Mr. Ruben Gonzales or the Company were to give written notice to the other at least 30 days prior to the expiration of the then current Term that no such automatic extension shall occur. In exchange, a signing bonus consisting of 60,000,000 shares of the Company’s common stock were issued as fully paid and non assessable to Mr. Gonzales effective as of the date of the agreement with a value of $60,000.  Further Mr. Gonzales charges a monthly stipend of $1,000.  As at the date of this Offering, Mr. Gonzales has not received any cash payments towards his invoiced management fees.

Outstanding Equity Awards since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ruben Gonzales	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Director Independence

Our board of directors is currently composed of one member, Ruben Gonzales, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to our management and us.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Ruben Gonzales, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Gonzales collects and evaluates all shareholder communications. All communications addressed to our director and executive officer will be reviewed by Mr. Gonzales unless the communication is clearly frivolous.

Code of Ethics

We have no Code of Ethics.

Committees

We do not currently have an audit, compensation or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at  August 15, 2016 , with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of August 15, 2016 we had 63,000,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Ruben Gonzales 116 Grove Street Roseville, CA 95678	60,000,000	95.24%

	Total	60,000,000	95.24%

(1)  Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       On May 4, 2016 Mr. Ruben Gonzales was appointed to serve as President, CEO and Director of the Company to manage the affairs of the Company for a one (1) year period (the “Term”) under a management agreement renewable for each year unless and until such time as either Mr. Ruben Gonzales or the Company were to give written notice to the other at least 30 days prior to the expiration of the then current Term that no such automatic extension shall occur. In exchange, a signing bonus consisting of 60,000,000 shares of the Company’s common stock were issued as fully paid and non assessable to Mr. Gonzales effective as of the date of the agreement with a value of $60,000.  Further Mr. Gonzales charges a monthly stipend of $1,000.  As a result of the aforementioned share issuance Mr. Gonzales owns 95.24% of the issued and outstanding shares of the Company as at August 15, 2016.

Further, Mr. Gonzales provides us with office space free of charge at this time.

Other than the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)	any of our director(s) or executive officer(s);
(B)	any nominee for election as one of our directors;
(C)	any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or
(D)	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

EXPERTS

Heaton & Company, PLLC our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Heaton & Company, PLLC has presented its report with respect to our audited financial statements.

The validity of the shares sold by us under this prospectus will be passed upon for us by Sharon D. Mitchell of the law offices of SD Mitchell & Associates, PLC.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•	under Nevada General Corporation Law for the unlawful payment of dividends; or
•	for any transaction from which the director derives an improper personal benefit.

               These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits.   Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission as required.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 60549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

FINANCIAL STATEMENTS

Our fiscal year end is May 31, 2016. We will provide audited financial statements to our stockholders on an annual basis, as audited by an Independent Certified Public Accountant.

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KOO’TOOR DESIGN, INC.
FINANCIAL STATEMENTS

Heaton & Company, PLLC

Kristofer Heaton, CPA
William R. Denney, CPA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of
Koo’Toor Design, Inc.

We have audited the accompanying balance sheet of Koo’Toor Design, Inc. (the Company) as of May 31, 2016, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the period from May 4, 2016 (inception) through May 31, 2016. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Koo’Toor Design, Inc. as of May 31, 2016, and the results of its operations and its cash flows for the period from May 4, 2016 (inception) through May 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has negative working capital and has not generated revenues to cover operating expenses.  These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Heaton & Company, PLLC
Farmington, Utah
July 12, 2016

240 N. East Promontory
Suite 200
Farmington, Utah 84025
 (T) 801.218.3523

heatoncpas.com

KOO’TOOR DESIGN, INC.
BALANCE SHEET

May 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$250
Total current assets	250

TOTAL ASSETS	$250

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable, related parties	1,000
Advances, related parties	925
Customer deposit	150
Total current liabilities	2,075

Total liabilities	2,075

Commitments and Contingencies	-

Stockholders’ equity (deficit)
Common stock, $0.001 par value: shares authorized 100,000,000; 60,000,000 shares issued and outstanding	60,000
Retained deficit	(61,825)
Total stockholder’s deficit	(1,825)
TOTAL LIABILITIES & EQUITY	$250

The accompanying notes are an integral part of these Financial Statements.

KOO’TOOR DESIGN, INC.
STATEMENT OF OPERATIONS

Period from Inception (May 4, 2016) to May 31, 2016
Net sales	-
Cost of goods sold	-
Gross profit	-

Operating expenses:
Share based compensation	60,000
Management fees	1,000
General and administrative expenses	825
Total operating expenses	61,825

Loss from operations	(61,825)

Net (loss)	(61,825)

Net (loss) per common shares (basic and diluted)	(0.00)

Weighted average shares outstanding - Basic and diluted	60,000,000

The accompanying notes are an integral part of these Financial Statements.

KOO’TOOR DESIGN, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common Shares	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Deficit
Balance, May 4, 2016 (date of inception)	-	$-	$-	$-	$-
Issuance of common stock for Services	60,000,000	60,000	-	-	60,000
Net loss for the period	-	-	-	(61,825)	(61,825)
Balance, May 31, 2016	60,000,000	$60,000	$-	$(61,825)	$(1,825)

The accompanying notes are an integral part of these Financial Statements.

KOO’TOOR DESIGN, INC.
STATEMENT OF CASH FLOWS

Period from Inception (May 4, 2016) to May 31, 2016
Cash Flows from Operating Activities
Net loss	$(61,825)
Adjustments to reconcile net loss to net cash provided from operating activities:
Shares issued for services	60,000
Changes in operating assets and liabilities:
Accounts payable – related party	1,000
Advances from related party	925
Customer deposits	150
Net cash provided (used by) operating activities	250

Cash Flows from Investing Activities	-
Net cash provided from investing activities	-

Cash Flows from Financing Activities	-
Net cash provided from financing activities	-

Increase (decrease) in cash and cash equivalents	250
Cash and cash equivalents at beginning of period	-
Cash and cash equivalents at end of period	$250

Supplemental Disclosures of Cash Flow Information:
Cash paid (received) during year for:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these Financial Statements.

KOO’TOOR DESIGN, INC.

NOTES TO FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity: Koo’Toor Design Inc. (the “Company”) was incorporated in the State of Nevada on May 4, 2016.  We are a recently organized company that engages in the sale of furniture and home accessories. With funding we intend to sell furniture and accessories from storefront locations, but to begin, we plan to make house calls, and sell online. Our website is www.kootoordesign.com.  Our plan is to have our first store location in Roseville, California with plans to open up to 10 stores in California over time. On May 4, 2016, Mr. Ruben Gonzales, our Company’s founder, was appointed President and Director of the Company.  Mr. Gonzales is currently our sole officer and director of the Company. Our headquarters are located at 116 Grove Street Roseville, CA 95678.

To date, our activities have been limited to formation, the raising of equity capital, and the development of a business plan. We have engaged a legal consulting firm to assist us in registering securities for trading by filing a Form S-1 with the U.S. Securities and Exchange Commission and by applying for a listing on the OTC Pink. We are now exploring sources of capital. In the current start up stage, we anticipate incurring operating losses as we implement our business plan.

Financial Statement Presentation: The audited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Fiscal year end: The Company has selected May 31 as its fiscal year end.

Use of Estimates: The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts that differ from these estimates.

Cash Equivalents: The Company considers all highly liquid investments with maturities of 90 days or less from the date of purchase to be cash equivalents.

 Revenue recognition and related allowances: Revenue from the sale of goods is recognized when the risks and rewards of ownership have been transferred to the customer, which is usually when title passes. Revenue is measured at the fair value of the consideration received, net of trade discounts and sales taxes.

Accounts Receivable and Allowance for Doubtful Accounts: Accounts receivable are stated at the amount that management expects to collect from outstanding balances. Bad debts and allowances are provided based on historical experience and management’s evaluation of outstanding accounts receivable. Management evaluates past due or delinquency of accounts receivable based on the open invoices aged on due date basis. The allowance for doubtful accounts at May 31, 2016 is $Nil.

Inventories: Presently the Company is a reseller of furniture and home accessories and as such will not maintain inventory as all items are direct drop shipped to customers when ordered and no inventory is held on hand as a result.

Warranty: The Company is a reseller of products which are shipped to our customers directly from the manufacturer and as a result, there are no costs that may be incurred by the Company under the terms of the limited warranty provided by the manufacturers directly to the purchasers. We do not provide any provisions for obligations which may arise under manufacturer’s warranties and therefore at no time incur any warranty liabilities.

Advertising and Marketing Costs: Advertising and marketing costs are expensed as incurred and were $nil during the year ended May 31, 2016.

KOO’TOOR DESIGN, INC.

NOTES TO FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Income taxes: The Company has adopted ASC Topic 740, “Income Taxes”. ASC Topic 740 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share: In accordance with ASC Topic 280 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

New Accounting Pronouncements:

In March 2016, the FASB issued ASU No. 2016-09, Compensation — Stock Compensation: Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). The new guidance will change how companies account for certain aspects of share-based payments to employees. Under existing accounting guidance, tax benefits and certain tax deficiencies arising from the vesting of share-based payments are recorded in additional paid-in-capital. The new guidance will require such benefits or deficiencies to be recognized as income tax benefits or expenses in the statement of operations.  Companies are required to apply the new guidance prospectively. The new standard is effective for fiscal years beginning after December 15, 2016.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires the lessee to recognize assets and liabilities for leases with lease terms of more than twelve months. For leases with a term of twelve months or less, the Company is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. Further, the lease requires a finance lease to recognize both an interest expense and an amortization of the associated expense. Operating leases generally recognize the associated expense on a straight line basis. ASU 2016-02 requires the Company to adopt the standard using a modified retrospective approach and adoption beginning on January 1, 2019.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. This new standard provides guidance on how entities measure certain equity investments and present changes in the fair value. This standard requires that entities measure certain equity investments that do not result in consolidation and are not accounted for under the equity method at fair value and recognize any changes in fair value in net income. ASU 2016-01 is effective for fiscal years beginning after December 31, 2017.

In November 2015, the FASB issued ASU No. 2015-17, "Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes." Under this guidance, deferred tax liabilities and assets are required to be classified as noncurrent in a classified statement of financial position. Prior to this guidance, the deferred taxes for each jurisdiction (or tax-paying component of a jurisdiction) would be presented as a net current asset or liability and net non-current asset or liability. This guidance is effective for interim and annual reporting periods beginning after December 15, 2016 with earlier application permitted.

KOO’TOOR DESIGN, INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

2.	GOING CONCERN

The Company has experienced net losses to date, and it has not generated revenue from operations. We will need additional working capital to service debt and for ongoing operations, which raises substantial doubt about its ability to continue as a going concern. Management of the Company has developed a strategy to meet operational shortfalls which may include equity funding, short-term or long-term financing or debt financing, to enable the Company to reach profitable operations.

3.	RESELLER AGREEMENT

On May 4, 2016 the Company entered into a reseller agreement with Z3 LLC under which the Company has reseller rights for the Curator Collection featuring designs by Calvin Klein.   Under the terms of the agreement Koo’Toor agreed to open a minimum of two Northern California and two South California stores during calendar year 2016 which stores must include a significant presentation of the Curator collection.  In addition, together, the four proposed stores throughout California, must generate a minimum of $750,000 of wholesale purchases of the Curator collection in the first twelve months from the first store opening date in order to retain the reseller contract with Z3 LLC. A review of the initial status of the four stores will be undertaken after the first nine months of operation to determine eligibility for maintaining the reseller contract with Z3 LLC.

4.	CUSTOMER DEPOSITS

As at May 31, 2016 the Company has received a customer deposit of $150 in respect to the purchase of furnishings totaling $3,200, net of tax and delivery charges.

5.	COMMON STOCK

The Company has authorized 100,000,000 shares with par value of $0.001.

Effective May 4, 2016 the Company issued 60,000,000 shares of common stock as a signing bonus valued at $60,000 or $0.001 per share, to our President, Mr. Ruben Gonzales.

6.	RELATED PARTY TRANSACTIONS

On May 4, 2016, the Company entered into twelve-month agreement for management services with Mr. Ruben Gonzales. Under the agreement the Company issued 60,000,000 shares as a bonus to Mr. Ruben Gonzales and shall pay $1,000 monthly in cash consideration.  There has been $1,000 accrued and recorded as Accounts Payable, Related party, in relation to services rendered at May 31, 2016 by Mr. Gonzales.

During the period ended May 31, 2016 Mr. Gonzales advanced $925 for operating expenses as they were incurred which amounts are noted on the Company’s balance sheet as Advances, Related parties, with no specific terms of repayment.

7.	INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

Operating loss carry-forwards generated during the period from May 4, 2016 (date of inception) through May 31, 2016 of approximately $61,825, will begin to expire in 2036.   The Company applies a statutory income tax rate of 34%.

The Company had deferred income tax assets as of May 31, 2016 as follows:

May 31, 2016
Loss carryforwards	$21,000
Less – accrued management fee	(340)
Less - valuation allowance	(20,660)
Total net deferred tax assets	$-

KOO’TOOR DESIGN, INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

8.	SUBSEQUENT EVENTS

On June 1, 2016, the Company entered into a consulting agreement with a consultant who is in the business of assisting private companies in the process of going public and getting listed on the OTC Markets through the Form S-1 Registration. Under the terms of the consulting agreement, the Consultant shall provide certain services with respect to the Form S-1 Registration Statement, from commencement and preparation of the Form S-1 to receipt of Notice of Effectiveness, retention and payment of the required legal and accounting professionals, and thereafter to work with a market maker to provide a completed and accepted Form 15c2-11 with FINRA, DTC eligibility, a trading symbol and listing on OTC Markets.  As compensation under the consulting agreement S-1 Services shall receive 3,000,000 shares of the Company’s common stock at $0.02 per share for a value of $60,000 which shares shall be included in the Registration Statement.

On August 10, 2016 the Company entered into a revision to the Reseller agreement with Z3, LLC originally entered into on May 4, 2016.  Under the revised terms, the Company agrees to open a minimum of two Northern California and two South California stores over a period of 12 months following the opening of the first store, which stores must include a significant presentation of the Curator collection.  In addition, the four stores together must generate a minimum of $750,000 of wholesale purchases of the Curator collection in the first twelve months from initial store opening date. A review of the initial status of the four stores will be undertaken after the first twelve months of operation to determine eligibility for ongoing maintenance of contract.  If for any reason the combined sales of the four locations are less than $750,000 in the first year after the initial store is opened, under the terms of the agreement, all parties agree to work together to reach that minimum goal during the subsequent twelve months or lower the expected minimum in order to reach a realistic sales goal to maintain the Curator Collection.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

On June 1, 2016, the Company entered into a consulting agreement with a consultant who is in the business of assisting private companies in the process of going public and getting listed on the OTC Markets through the Form S-1 Registration. Under the consulting agreement, the consultant will provide the services including:

1.	Prepare Contract for Services;
2.	Engage Project Manager to work closely with Consultant to maneuver through the process of taking a private company public;
3.	In cooperation with the Project Manager, Interview Management of Private Company and review Business plan;
4.	In cooperation with the Project Manager, Prepare Draft Form S-1 Registration Statement;
5.	In cooperation with the Project Manager and third parties listed below, complete the process of the Form S-1 Registration Statements from comments to effectiveness;
6.	Engage Securities Counsel to represent Private Company;
7.
The Project Manager, in cooperation with Consultant, will engage the following services: Accountant to prepare Financial Statements for S-1; Engage Auditor to prepare Audited Financials for S-1 and Engage Market Maker to file Form 15c211 with FINRA;

8.	In cooperation with the Project Manager, consultant will file an application with DTC to obtain DTC Eligibility; and
9.	Deliver to Private Company an Effective S-1 Registration Statement, a Completed and accepted 15c2-11 with FINRA, a trading symbol and listing on the OTC Markets.

The Compensation for the services rendered by the consultant shall be 3,000,000 shares of the Company’s common stock which the Company has valued at the offering price of $0.02 per share for total consideration of $60,000.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The sole officer and director of the Company is indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s Articles of Incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.	willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;
b.	a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

c.	a transaction from which the director derived an improper personal profit; and
d.	willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officer, director, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right, which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its director and officer to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On May 4, 2016, the Company authorized the issuance of 60,000,000 shares of its Common Stock, at $0.001 per share to Ruben Gonzales as a signing bonus for management services. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. As a result, Mr. Gonzales owns 100% of the issued and outstanding common shares of the Company.

On June 1, 2016, the Company entered into a consulting agreement with a consultant who is in the business of assisting private companies in the process of going public and getting listed on the OTC Markets through the Form S-1 Registration. Under the terms of the consulting agreement, the Consultant shall provide certain services with respect to the Form S-1 Registration Statement from commencement and preparation of the Form S-1 to receipt of Notice of Effectiveness, retention and payment of the required legal and accounting professionals, and thereafter to work with a market maker to provide a completed and accepted Form 15c2-11 with FINRA, DTC eligibility and a trading symbol and listing on OTC Markets.  As compensation under the consulting agreement S-1 Services shall receive 3,000,000 shares of the Company’s common stock at $0.02 per share for a value of $60,000.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth, or referring to the restrictions on transferability and sale of the securities.

ITEM 16. EXHIBITS

The following is a list of exhibits filed as part of this Registration Statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
3.1	Articles of Incorporation of Koo’Toor Design, Inc.*
3.2	Bylaws of Koo’Toor Design, Inc.*
5.1	Opinion of SD Mitchell & Associates, PLC re: the legality of the shares being registered**
10.1	Management Agreement between the Company and Ruben Gonzales dated May 4, 2016*
10.2	Agreement for consulting services between the Company and S-1 Services LLC.*
10.3	Reseller agreement between the Company and Z3 LLC dated May 4, 2016*
10.4	Revised Reseller agreement between the Company and Z3 LLC dated August 10, 2016**
10.5	Form of Subscription Agreement **
23.1	Auditor Consent**
23.2	Consent of SD Mitchell & Associates, PLC (included in Exhibit 5.1)
 *Previously filed
**Filed herewith

ITEM 17.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.             To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 60% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)	Include any additional or changed material information on the plan of distribution.

2.            To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.            To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4.             For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)            Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)            Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of  Roseville, California on the 18th day of August, 2016

Koo’Toor Design, Inc.

By:	/s/Ruben Gonzales
Name:	Ruben Gonzales
Title:	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer & Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ruben Gonzales, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Koo’Toor Design, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person(s) in the capacities and on the dates stated.

Signature	Title	Date

/s/Ruben Gonzales	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer & Director	August 18, 2016
Ruben Gonzales

EXHIBIT INDEX
Exhibit Number	Description
3.1	Articles of Incorporation of Koo’Toor Design, Inc.*
3.2	Bylaws of Koo’Toor Design, Inc.*
5.1	Opinion of SD Mitchell & Associates, PLC re: the legality of the shares being registered**
10.1	Management Agreement between the Company and Ruben Gonzales dated May 4, 2016*
10.2	Agreement for consulting services between the Company and S-1 Services LLC.*
10.3	Reseller agreement between the Company and Z3 LLC dated May 4, 2016*
10.4	Revised Reseller agreement between the Company and Z3 LLC dated August 10, 2016**
10.5	Form of Subscription Agreement **
23.1	Auditor Consent**
23.2	Consent of SD Mitchell & Associates, PLC (included in Exhibit 5.1)
 *Previously filed
**Filed herewith